UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2022

Cognition Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40886	13-4365359
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Westchester Avenue Purchase, NY	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 481-2210

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	CGTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2022, Cognition Therapeutics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co., as representative of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to the public offering (the “Offering”) of 5,000,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a price to the public of $1.20 per share (the “Offering Price”), less underwriting discounts and commissions. The Company also granted the Underwriters a 30-day option to purchase up to an additional 750,000 shares of Common Stock at the Offering Price, less underwriting discounts and commissions. The net proceeds to the Company from the sale of the shares of Common Stock, after deducting the underwriting discounts and commissions and other estimated offering related expenses payable by the Company, will be approximately $5.4 million (or approximately $6.2 million if the Underwriters exercise in full their option to purchase additional shares of Common Stock).

The Offering was made pursuant to the Company’s registration statement (the “Registration Statement”) on Form S-1 (File No. 333-268228), filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2022, and declared effective by the SEC on November 9, 2022.

In the Underwriting Agreement, the Company made customary representations, warranties and covenants and also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriter may be required to make because of such liabilities. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is being filed as Exhibit 1.1 hereto.

Item 2.02	Results of Operations and Financial Condition.

On November 14, 2022, the Company issued a press release announcing its financial results for the quarter ended September 30, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 10, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed herewith as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

1.1	Underwriting Agreement by and between Cognition Therapeutics, Inc. and Cantor Fitzgerald & Co., dated November 10, 2022.

99.1	Press Release, dated November 14, 2022

99.2	Press Release, dated November 10, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNITION THERAPEUTICS, INC.

By:	/s/ Lisa Ricciardi
Name:	Lisa Ricciardi
Title:	President and Chief Executive Officer

Date: November 14, 2022